File No. 70-9627
                 (Potomac Edison  Asset Transfer)

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.   20549

                  POST EFFFECTIVE AMENDMENT NO. 1

                             FORM U-1

                      APPLICATION/DECLARATION

                               UNDER

          THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
                 _________________________________

Allegheny Energy, Inc.             Allegheny Energy Supply Company, LLC
10435 Downsville Pike              R.R. 12, P.O. Box 1000
Hagerstown, Maryland 21740         Roseytown, Penna.  15601

The Potomac Edison Company         Allegheny Energy Service Corporation
(d/b/a Allegheny Power)            10435 Downsville Pike
10435 Downsville Pike              Hagerstown, Maryland 21740
Hagerstown, Maryland 21740
                __________________________________

                      Allegheny Energy, Inc.
                       10435 Downsville Pike
                    Hagerstown, Maryland 21740

 The Commission is requested to send copies of all notices, orders and communications in connection with this Application /
                          Declaration to:

                     Thomas K. Henderson, Esq.
                Vice President and General Counsel
                      Allegheny Energy, Inc.
                       10435 Downsville Pike
                       Hagerstown, MD 21740

                       Anthony Wilson, Esq.
                          Senior Attorney
               Allegheny Energy Service Corporation
                       10435 Downsville Pike
                       Hagerstown, MD 21740

     Allegheny Energy, Inc. ("Allegheny"), a registered holding company under the Public Utility Holding Company Act of 1935, as amended, Allegheny Energy Service Corporation ("AESC"), a service subsidiary of Allegheny, The Potomac Edison Company ("Potomac Edison"), a wholly owned public utility electric subsidiary of Allegheny, and Allegheny Energy Supply Company, LLC ("Genco"), a wholly owned generating company subsidiary of Allegheny (collectively, "Applicants"), hereby submit for filing Post-Effective Amendment No. 1 to the Application on Form U-1 in File No. 70-9627 to amend the Application - Declaration as set forth below. Applicants request that the Securities and Exchange Commission (the "Commission") issue a public notice of the proposed transaction and an order authorizing the proposal not later than November 1, 2000 with an effective date of July 31, 2000 The Potomac Edison asset transfer order date.

1. Applicants hereby amend the application - declaration by adding the following paragraph at the end of Item 1 D(3)
     Agreements:

Finally, Potomac Edison and Genco propose to enter into a leaseback agreement to allow Potomac Edison to offset its West Virginia distribution base and to comply with the requirements of the West Virginia State Tax Department to eliminate the potential for the imposition of a $380,000 per month distribution tax on both Potomac Edison and Genco. The leaseback agreement will eliminate the tax on Potomac Edison, allow Potomac Edison to fulfill its regulatory obligations in West Virginia, and allow the Allegheny system to avoid double taxation on the generation and distribution of energy in West Virginia.

2. Applicants hereby amend the application by adding the following Exhibit to Item 6:

    B-12 Form of Leaseback Agreement
         (Filed October 12, 2000).

    B-13 Approval Letter from the West Virginia State Tax Department
         (Filed October 12, 2000).

                         SIGNATURE

           Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this statement to be signed on their behalf by the undersigned thereunto duly authorized.

                                    Allegheny Energy, Inc.
                                    The Potomac Edison Power Company
                                    Allegheny Energy Supply Company, LLC
                                    Allegheny Energy Service Company

                                    /S/ THOMAS K. HENDERSON

                                    Thomas K. Henderson


Dated: October 12, 2000